Exhibit 31.3
CERTIFICATIONS

I, W. Thomas Amick, certify that:

1.      I have reviewed this Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2009 of Discovery Laboratories, Inc.; and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009	/s/ W. Thomas Amick
W. Thomas Amick
Chairman of the Board
and Chief Executive Officer